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                                                                    Exhibit 99.1
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NEWS RELEASE

CONTACT:

Norris Battin

The Cooper Companies, Inc.

ir@coopercompanies.com
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FOR IMMEDIATE RELEASE
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               COOPER COMPANIES' UNIT ACQUIRES GYNECOLOGY PRODUCTS
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                        MANUFACTURER MILEX PRODUCTS, INC.
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LAKE FOREST, Calif., February 3, 2004. - The Cooper Companies, Inc. (NYSE:COO)
announced today that CooperSurgical, its women's healthcare unit, has acquired the business of Milex Products, Inc., a Chicago-based manufacturer and marketer of obstetric and gynecologic products and customized print services, for $26 million in cash. Milex had revenue of about $14 million in 2003.

Cooper expects that the Milex acquisition will be accretive to earnings per share by the end of its first twelve months as a part of the Company.

Commenting on the acquisition, Cooper's chief executive officer A. Thomas Bender said, "The well-regarded Milex product line of disposable and consumable women's health care products significantly improves our position in the practitioners' office.

"Milex also brings CooperSurgical an important strategic benefit. Our existing sales organization can now concentrate on our more sophisticated medical devices while the larger Milex sales force focuses on our high margin disposable and reusable lines, especially our urinary incontinence and cancer screening products."

With the addition of Milex, CooperSurgical will reach the $100 million revenue run rate it targeted for year-end 2004.

Founded in 1937, Milex sells women's healthcare products to physicians' offices, clinics and hospitals. It is a leading supplier of products used to medically manage female urinary incontinence and pelvic support conditions. These devices, known as pessaries, account for 35% of revenue. They are prescribed extensively for both temporary preoperative use and longer-term use for patients who do not elect surgery.

Milex's cancer screening products, including endometrial and endocervical sampling devices and a breast biopsy needle for fine needle aspiration, account for 31% of revenue.

Milex is also a leading provider of patient education materials. These products, which account for 16% of revenue, discuss prenatal and pregnancy issues, breast health, menopause, and osteoporosis. Physicians can tailor these publications to their own practice preferences and they are available in both English and Spanish language editions.






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Milex directly employs about 200 people and sells to an active customer base of over 20,000 healthcare providers.

Forward Looking Statements
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This news release contains "forward-looking statements" as defined by the
Private Securities Litigation Reform Act of 1995. These include statements about our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking. To identify these statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with new corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates, including the potential cost of expensing stock options, and other events described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2003. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information
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The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperSurgical and CooperVision units. Its corporate offices are in Lake Forest and Pleasanton, Calif. Its World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperSurgical manufactures and markets diagnostic products, surgical instruments and accessories to the women's healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Bedminster, N.J., Cranford, N.J., Fort Atkinson, Wis., Malmo, Sweden, Montreal and Berlin. Its World Wide Web address is www.coopersurgical.com.

CooperVision manufactures and markets a broad range of contact lenses. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.